UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2006

GENERAL MILLS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1185	41-0274440
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number One General Mills Boulevard Minneapolis, Minnesota (Mail: P.O. Box 1113)	55426 (Mail: 55440)
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

General Mills, Inc. (the “Company”) has entered into a Rule 10b5-1 trading plan with a broker to facilitate the purchase of shares of its common stock. Rule 10b5-1 allows a company to purchase its shares at times when it ordinarily would not be in the market because of self-imposed trading blackout periods, such as the time immediately preceding its quarterly earnings releases. The shares to be repurchased under this 10b5-1 plan would be part of the Company’s previously disclosed share repurchase authorization. The Company may terminate the 10b5-1 plan and may enter into similar arrangements in the future. Depending on market conditions, the Company may also make purchases in the open market and in privately negotiated transactions from time to time outside its normal trading blackout periods.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2006

GENERAL MILLS, INC.

By:	/s/ Siri S. Marshall
	Name:	Siri S. Marshall
	Title:	Senior Vice President, General Counsel & Secretary